                                                                      Exhibit 23
                                                                      ----------


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-56528) pertaining to the SCT 401(k) Savings Plan of Systems & Computer Technology Corporation and in the related prospectus of our report dated May 28, 2003, with respect to the financial statements and schedule of the SCT 401(k) Savings Plan included in the Annual Report (Form 11-K) for the year ended December 31, 2002.




/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 25, 2003